UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2024

GOLDMAN SACHS PHYSICAL GOLD ETF

SPONSORED BY GOLDMAN SACHS ASSET MANAGEMENT, L.P.

(Exact name of registrant as specified in its charter)

New York	001-38620	61-1848163
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

240 Greenwich Street, 8th Floor
New York, NY 10286
(Address of Principal Executive Offices)

(212) 635-6314

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Goldman Sachs Physical Gold ETF	AAAU	Cboe BZX Exchanage, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2024, Goldman Sachs Asset Management, L.P. (the “Sponsor”), sponsor of Goldman Sachs Physical Gold ETF (the “Trust”), appointed Alyson Shupe, who is an officer of the Sponsor, to perform certain functions with respect to the Trust that, if the Trust had executive officers, would typically be performed by the Principal Executive Officer, effective March 1, 2024.

Alyson Shupe, 37, has served as a Managing Director and head of the Global Product Strategy Group for the Sponsor since 2023. In this role, Ms. Shupe is responsible for overseeing the development and prioritization of public markets products, including the launch of new products, as well as shaping and positioning the existing platform. Prior to this role, Ms. Shupe was head of Product Strategy for JP Morgan Asset Management’s US Advisor and Latin America client businesses, which she had led since 2018. Before joining the Product Strategy team in 2011, Ms. Shupe was an analyst in JP Morgan’s Global Private Bank. Ms. Shupe earned a BBA in Finance, a BBA in Business Economics and a BA in Spanish from Ohio University in 2008.

Ms. Shupe replaces Michael Crinieri to perform the functions with respect to the Trust that, if the Trust had executive officers, would typically be performed by the Principal Executive Officer, effective March 1, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDMAN SACHS ASSET MANAGEMENT, L.P.
Sponsor of Goldman Sachs Physical Gold ETF

By:	/s/ Joseph DiMaria
Joseph DiMaria*
Managing Director

Dated: March 1, 2024

*	The registrant is a trust and the person is signing in his capacity as a Managing Director of Goldman Sachs Asset Management, L.P., the sponsor of the registrant.